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                                                        EXHIBIT 99.2


                        PAXSON COMMUNICATIONS CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


         As set forth in the Prospectus dated ____________, 1998 (the "Prospectus") in the section entitled "The Exchange Offer - Procedures for Tendering" and in the accompanying Letter of Transmittal (the "Letter of Transmittal") and Instruction 1 thereto, this form or one substantially equivalent thereto must be used to accept the Exchange Offer if certificates representing shares of 13 1/4% Cumulative Junior Exchangeable Preferred Stock (the "Original Junior Preferred Stock") of Paxson Communications Corporation (the "Company") are not immediately available or time will not permit the holder's shares of Original Junior Preferred Stock or other required documents to reach the Exchange Agent, or complete the procedures of book-entry transfer, prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer. This form may be delivered by hand or sent by overnight courier, facsimile transmission or registered or certified mail to the Exchange Agent and must be received by the Exchange Agent prior to 5:00 p.m., New York City time on __________, 1998.

                To:  The Bank of New York, as Exchange Agent

                By Registered or Certified Mail:
                The Bank of New York
                101 Barclay Street
                New York, New York 10286
                Attention:  Reorganization Section, Floor 7E; Chris Davis



                By Overnight Courier or By Hand:
                The Bank of New York
                101 Barclay Street
                New York, New York 10286
                Attention:  Reorganization Section, Floor 7E; Chris Davis

                By Facsimile:   (212) 815-6339

                Confirm by Telephone:  (212) 815-4997


             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS
         SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE NUMBER OTHER THAN
           THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.



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Ladies and Gentlemen:

         The undersigned hereby tender(s) to Paxson Communications Corporation the number of shares of the Original Junior Preferred Stock listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal and the instructions thereto (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, pursuant to the guaranteed delivery procedures set forth in the Prospectus, as follows:


        CERTIFICATE NOS.                             NUMBER OF SHARES                          NUMBER OF SHARES TENDERED
        ----------------                      REPRESENTED BY CERTIFICATE(S)                    -------------------------
                                              -----------------------------


-----------------------------------        ------------------------------------        -----------------------------------------

-----------------------------------        ------------------------------------        -----------------------------------------

-----------------------------------        ------------------------------------        -----------------------------------------


The Book-Entry Transfer Facility Account Number
(if the Original Junior Preferred Stock will be tendered by book-entry transfer)


Account Number                                       Number of Shares Tendered


Name of Record Holder(s)



(Please Print or Type)

Address:


Area Code & Tel. No.

Signature(s)


Dated:                              , 1998

         This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of shares of Original Junior Preferred Stock exactly as its (their) name(s) appear(s) on the certificate(s) representing such shares of Original Junior Preferred Stock or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with the Notice of Guaranteed Delivery. If shares of Original Junior Preferred Stock to which this Notice of Guaranteed Delivery relates are held of record by two or more joint holders, then all such holders must sign this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide evidence satisfactory to the Company of such person's authority to so act, together with the following information:

                      Please print name(s) and address(es)

Name(s):
            -------------------------------------------------------------------
Capacity:
            -------------------------------------------------------------------
Address(es):
            -------------------------------------------------------------------

            -------------------------------------------------------------------




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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

       The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States, guarantees (a) that the above-named person(s) "own(s)" the number of shares of 13 1/4% Cumulative Junior Exchangeable Preferred Stock of Paxson Communications Corporation (the "Original Junior Preferred Stock") tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of such shares of Original Junior Preferred Stock complies with Rule 14e-4, and (c) to deliver to the Exchange Agent the certificates representing the shares of Original Junior Preferred Stock tendered hereby to confirmation of book-entry transfer of such shares of Original Junior Preferred Stock into the Exchange Agent's account at ____________________, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, within five (5) business days after the Expiration Date.



----------------------------------------     ----------------------------------
Name of Firm                                 Authorized Signature


----------------------------------------     ----------------------------------
Address                                      Title

                                             Name:
----------------------------------------          -----------------------------
Zip Code                                              Please Type or Print

----------------------------------------     ----------------------------------
                                             Name:


Area Code and Tel. No.                       Dated:                    , 1998
                      -------------------          --------------------

  NOTE: DO NOT SEND CERTIFICATES REPRESENTING ORIGINAL JUNIOR PREFERRED STOCK WITH THIS FORM. CERTIFICATES REPRESENTING ORIGINAL JUNIOR PREFERRED STOCK SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.














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